EXHIBIT EX-99.j




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated May 27, 2008, in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A No. 333-132380) and related Prospectuses and Statement of Additional Information of WisdomTree Trust.



                                                          ERNST & YOUNG LLP
                                                          /s/ Ernst & Young LLP

New York, New York
July 24, 2008